Exhibit 99.1

TUESDAY MORNING CORPORATION

ANNOUNCES FIRST QUARTER FISCAL 2022 RESULTS

Comparable store sales increased 3.2% versus Q1 fiscal 2020

Completed bankruptcy process with $14 million in cash released to the Company

DALLAS, TX – November 4, 2021 – Tuesday Morning Corporation (NASDAQ: TUEM), a leading off-price retailer of home goods and décor, today announced its results for the first quarter of fiscal 2022 ended September 30, 2021.

Fred Hand, Chief Executive Officer, stated, “I am pleased with our first quarter performance as we exceeded both our Sales and financial plan and successfully completed the bankruptcy process in line with our expectations. Despite the ongoing global supply chain dislocation, we believe the quality and level of our inventories has us properly positioned as we enter the holiday season.”

Mr. Hand, continued, “We are in the very early stages of our transformation, and we are focused on improving our execution of the off-price model across all areas of the organization. While this work will take time, we believe we are making the right steps forward, and we continue to appreciate the great opportunity ahead for Tuesday Morning.”

Comparability to prior periods is difficult due to the Company’s reorganization under Chapter 11, Covid-19, and the elimination of promotional activity. For comparable store sales and inventory specifically, first quarter fiscal 2022 will be compared against first quarter fiscal 2020.

First Quarter Fiscal 2022 Results

•

As of the end of the first quarter of fiscal 2022, the Company operated 489 stores compared to 490 stores at the end of the first quarter of fiscal 2021, and 707 stores at the end of the first quarter fiscal 2020.

•

Comparable store sales increased 3.2% for the 489 stores that were open in the first quarter of fiscal 2022 and the first quarter of fiscal 2020, despite store inventory ending down 42% compared to the first quarter of fiscal 2020.

•	Net sales were $176.9 million in the first quarter of fiscal 2022. Net sales were $161.5 million for the first quarter of fiscal 2021.
•	Gross profit was $51.0 million and gross margin was 28.8% for the first quarter of fiscal 2022. Gross profit was $51.1 million and gross margin was 31.6% for the first quarter of fiscal 2021.
•

SG&A was $60.3 million in the first quarter of fiscal 2022. As a percentage of net sales, SG&A was 34.1% for the first quarter of fiscal 2022. In the first quarter of fiscal 2021, SG&A was $62.1 million, and as a percentage of sales SG&A was 38.4% for the period.

•	Operating loss for the first quarter of fiscal 2022 was $11.7 million. Operating loss was $16.5 million in the first quarter of fiscal 2021.
•	The Company reported a net loss of $14.6 million, or $0.17 per share, for the first quarter of fiscal 2022. Net income for the first quarter of fiscal 2021 was $18.6 million, or $0.41 per share.
•

EBITDA, a non-GAAP measure, was negative $9.5 million for the first quarter of fiscal 2022. EBITDA was $25.5 million for the first quarter of 2021. Adjusted EBITDA, a non-GAAP measure, was negative $5.7 million and negative $6.0 million for the first quarter of fiscal 2022 and 2021, respectively. A reconciliation of GAAP and non-GAAP measures is provided below.

•

The Company ended the first quarter of fiscal 2022 with $4.6 million in cash and cash equivalents and $22.4 million outstanding under its line of credit with availability on the line of $39.7 million compared to $61.9 million in cash and cash equivalents and $0.1 million outstanding under its line of credit in the same period of fiscal 2021.

•	We officially completed the bankruptcy process and negotiated the final claims resulting in $14 million of cash returned to the Company.

•	Inventories at the end of the first quarter of fiscal 2022 were $174.1 million compared to $108.1 million in the same period of fiscal 2021.

Outlook

Given the continued headwinds from the industry wide supply chain dislocation, the Company continues to expect to report an Adjusted EBITDA loss for fiscal 2022, slightly improved from fiscal 2021.

The Company continues to expect to maintain sufficient liquidity to cover its obligations and plans for the fiscal year.

About Tuesday Morning

Tuesday Morning Corporation is one of the original off-price retailers specializing in name-brand, high-quality products for the home, including upscale home textiles, home furnishings, housewares, gourmet food, toys and seasonal décor, at prices generally below those found in boutique, specialty and department stores, catalogs and on-line retailers.  Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 492 stores in 40 states.  More information and a list of store locations may be found on the Company's website at www.tuesdaymorning.com.

Conference Call Information

Tuesday Morning Corporation’s management will hold a conference call to review first quarter fiscal 2022 financial results today, November 4, 2021, at 8:00 am Central Time.  A live webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.tuesdaymorning.com, or you may dial into the conference call at 877-300-8521 or 412-317-6026 if calling internationally approximately ten minutes prior to the start of the call.  A replay of the webcast will be accessible through the Company’s website for 90 days.  A replay of the conference call will also be available from 11:00 am Central Time, November 4, 2021 through 10:59 pm Central Time, November 11, 2021 by dialing 844-512-2921 or 412-317-6671 and entering conference ID number 10161047.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are based on management’s current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements include statements regarding management’s plans and strategies and projections with respect to Adjusted EBITDA, cash flow and liquidity. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Reference is hereby made to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, "Item 1A. Risk Factors" of the Company's most Annual Report on Form 10-K for the fiscal year ended June 30, 2021, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: the effects and length of the COVID-19 pandemic; changes in economic and political conditions which may adversely affect consumer spending; our ability to identify and respond to changes in consumer trends and preferences; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; increases in the cost or a disruption in the flow of our products, including the extent and duration of the ongoing impacts to domestic and international supply chains from the COVID-19 pandemic; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to obtain merchandise on varying payment terms; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations of, or increased costs in the operation of our distribution center facility; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; increases in fuel prices and changes in transportation industry regulations or conditions; changes in federal tax policy including tariffs; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage risk to our corporate reputation from our customers, employees and other third parties; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage exposure to unexpected costs related to our insurance programs; increased costs or exposure to fraud or theft resulting from payment card industry related risk and regulations; and our ability to maintain an effective system of internal controls over financial reporting. The Company’s filings with the SEC are available at the SEC’s web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company disclaims obligations to update any forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

INVESTOR RELATIONS:

Caitlin Churchill

ICR

203-682-8200

Caitlin.Churchill@icrinc.com

MEDIA:

TuesdayMorning@edelman.com

Tuesday Morning Corporation

Consolidated Balance Sheet

(In thousands)

	September 30, 2021	June 30, 2021	September 30, 2020
	(unaudited)	(audited)	(unaudited)

Cash and cash equivalents	$4,550	$6,534	$61,884
Restricted cash	137	22,321	-
Inventories	174,149	145,075	108,101
Prepaid expenses and other	10,923	8,871	8,174
Current assets	189,759	182,801	178,159

Property and equipment, net	33,838	37,784	64,431
Operating lease right of use assets	185,619	193,244	204,343
Other	3,760	4,055	3,392

Total Assets	$412,976	$417,884	$450,325

Debtor-in-possession financing	$-	$-	$100
Accounts payable	56,814	45,930	24,963
Accrued liabilities and other	41,876	46,454	34,241
Operating lease liabilities	55,388	54,632	-
Current liabilities	154,078	147,016	59,304

Operating lease liabilities-non-current	146,533	156,240	-
Borrowings under revolving credit facility	22,390	12,000	-
Long term debt	27,396	26,374	-
Other non-current liabilities	2,709	3,432	3,064
Asset retirement obligation	1,066	1,021	1,094
Liabilities subject to compromise	-	-	360,876
Total Liabilities	354,172	346,083	424,338

Stockholders' Equity	58,804	71,801	25,987

Total Liabilities and Equity	$412,976	$417,884	$450,325

Tuesday Morning Corporation

Consolidated Statement of Operations

(In thousands, except per share data)

unaudited

	For the Three Months Ended September 30,
	2021	2020

Net sales	$176,872	$161,546
Cost of sales	125,858	110,476
Gross margin	51,014	51,070
Selling, general and administrative expenses	60,277	62,069
Restructuring, impairment, and abandonment charges	2,430	5,489
Operating loss before interest, reorganization and other income/(expense)	(11,693)	(16,488)
Other income/(expense):
Interest expense	(1,716)	(2,753)
Reorganization items, net	(1,292)	37,624
Other income, net	49	5
Earnings/(loss) before taxes	(14,652)	18,388
Income tax benefit	(49)	(236)
Net Earnings/(loss)	$(14,603)	$18,624

Earnings Per Share
Net earnings/(loss) per common share:
Basic	$(0.17)	$0.41
Diluted	$(0.17)	$0.41
Weighted average number of common shares:
Basic	84,310	45,462
Diluted	84,310	45,462

Tuesday Morning Corporation

Consolidated Statement of Cash Flows

(In thousands)

unaudited

	For the Three Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net earnings/(loss)	$(14,603)	$18,624
Adjustments to reconcile net income/(loss) to net cash provided by/(used) in operating activities:
Depreciation and amortization	3,397	4,384
Loss on impairment and abandonment of assets	2,089	4,804
Amortization of financing costs and interest expense	1,267	2,466
(Gain)/loss on disposal of assets	68	(1,037)
Share-based compensation	1,173	582
Gain on lease terminations	-	(82,010)
Deferred income taxes	(118)	-
Construction allowances from landlords	426	120
Change in operating assets and liabilities	(26,915)	67,311
Net cash provided by/(used in) operating activities	(33,216)	15,244
Cash flows from investing activities
Capital expenditures	(1,761)	(619)
Proceeds from sales of assets	-	1,096
Net cash provided by/(used in) investing activities	(1,761)	477
Cash flows from financing activities
Proceeds under revolving credit facility	209,314	170,280
Repayments under revolving credit facility	(198,924)	(170,280)
Proceeds from the exercise of employee stock options	467	-
Tax payments related to vested deferred stock awards	(12)	-
Payments on finance leases	(36)	(69)
Payments of financing fees	-	(444)
Net cash provided by/(used in) financing activities	10,809	(513)

Net increase (decrease) in cash, cash equivalents and restricted cash	(24,168)	15,208
Cash, cash equivalents and restricted cash at beginning of period	28,855	46,676
Cash, cash equivalents and restricted cash at end of period	$4,687	$61,884

Tuesday Morning Corporation

Non-GAAP Financial Measures

unaudited

Non-GAAP Financial Measures

We define EBITDA as net income or net loss before interest, income taxes, depreciation, and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items, including certain non-cash items and other items that we believe are not representative of our core operating performance. These measures are not presentations made in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or loss as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not presented as a measure of liquidity. EBITDA and Adjusted EBITDA should not be considered in isolation, or as substitutes for analysis of our results as reported under GAAP and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by such adjustments. We believe it is useful for investors to see these EBITDA and Adjusted EBITDA measures that management uses to evaluate our operating performance. These non-GAAP financial measures are included to supplement our financial information presented in accordance with GAAP and because we use these measures to monitor and evaluate the performance of our business as a supplement to GAAP measures and we believe the presentation of these non-GAAP measures enhances investors’ ability to analyze trends in our business and evaluate our performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The non-GAAP measures presented may not be comparable to similarly titled measures used by other companies.

Tuesday Morning Corporation

Adjusted EBITDA

(In thousands)

Unaudited

	For the Three Months Ended September 30,
	2021	2020

Net income/(loss)	$(14,603)	$18,624
Income tax benefit	(49)	(236)
Net interest expense	1,716	2,753
Depreciation & amortization	3,397	4,384
EBITDA	$(9,539)	$25,525

Share-based compensation expense (1)	$1,173	$582
Restructure, impairment and abandonment charges (2)	2,430	5,489
Re-organization items, net (3)	1,292	(37,624)
Other (4)	(1,017)	-
Adjusted EBITDA	$(5,661)	$(6,028)

(1) Adjustment includes charges related to share-based compensation programs, which vary from period to period depending on volume, timing and vesting of awards. We adjust for these charges to facilitate comparisons from period to period.

(2) For the three months ended September 30, 2021, adjustments included restructuring, impairment and abandonment charges related to software impairment charges and employee retention cost. For the three months ended September 30, 2020, adjustments include restructuring, impairment and abandonment charges primarily related to our permanent store and Phoenix, Arizona distribution center closing plans as well as severance and employee retention cost. Decisions regarding store closures and the Phoenix distribution center were made in the fourth quarter of fiscal 2020, prior to filing the Chapter 11 Cases; however, the closure of the Phoenix distribution center was not completed until the second quarter of fiscal 2021.

(3) For the three months ended September 30, 2021, adjustments included claims related cost as well as professional and legal fees related to our reorganization. For the three months ended September 30, 2020, adjustments included a gain resulting from store lease termination under our permanent closure plan offset by professional and lease fees related to our reorganization.

(4) For the three months ended September 30, 2021, adjustments included non-cash benefit recognized related to cash settled awards in our long-term incentive plan.